SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): February 8, 2008

OMNOVA SOLUTIONS INC.

(Exact Name of Registrant as Specified in its Charter)

Ohio	1-15147	34-1897652
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

175 Ghent Road Fairlawn, Ohio	44333-3300
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (330) 869-4200

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b)	David A. Daberko has indicated his intention to retire from his position as a member of the Board of Directors and its Compensation and Corporate Governance Committee effective at the Company’s Annual Meeting of Shareholders on March 19, 2008. As Mr. Daberko’s term was set to expire at that time, the Board of Directors has not nominated Mr. Daberko for re-election. Mr. Daberko’s decision to retire was based on personal reasons and was not the result of any disagreement with the Company.

The Board has nominated Michael J. Merriman for election to the Board of Directors at the March 19, 2008 Annual Meeting of Shareholders, to fill the seat on the Board that will be vacated by Mr. Daberko upon his retirement. Additional information regarding Mr. Merriman is included in the Company’s Proxy Statement, which will be filed with the Commission later today.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OMNOVA SOLUTIONS INC.

By:	/s/ Kristine C. Syrvalin
Name:	Kristine C. Syrvalin
Title:	Secretary
Date:	February 8, 2008